UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

TRxADE HEALTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2420 Brunello Trace

Lutz, Florida 33558

(Address of Principal Executive Offices)

(800) 261-0281

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	MEDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2024, TRxADE Health, Inc. (the “Company”) received a notice (the “Notice”) from the Nasdaq Listing Qualifications Department indicating that the Company was not compliant with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”), which requires listed companies to timely file all required periodic reports with the SEC. The Notice indicates that the Company must, no later than July 22, 2024, submit a plan to regain compliance with respect to the filing requirement. Following receipt of such plan, Nasdaq may grant an extension of up to 180 calendar days from the due date of the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2024 (the “Form 10-Q”), or until November 18, 2024, for the Company to regain compliance. The Notice was received because the Company requires additional time to complete the necessary work for the filing of the Form 10-Q, and, as of the date of this report has not yet filed the Form 10-Q with the SEC.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, although there can be no assurances that further delays in the filing of the Form 10-Q will not have an impact on the listing or trading of the Company’s common stock. While the Company can provide no assurances as to timing, the Company is working diligently and plans to file the Form 10-Q as soon as practicable to regain compliance with the Listing Rule.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

On May 28, 2024, the Company’s board of directors (the “Board”) appointed Mayur Doshi and Narasimhan Mani to the Board. It has not yet been determined on which committees of the Board Mr. Doshi or Dr. Mani will serve.

Set forth below is certain information concerning each new director’s past employment history, directorships held in public companies, if any, and their qualifications for service on the Board. None of Mr. Doshi, Dr. Mani, nor their respective immediate family members (within the meaning of Item 404 of Regulation S-K), had or will have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Doshi and Dr. Mani will be entitled to equity and cash compensation provided to all independent directors in accordance with the Company’s policies and practices.

Mayur Doshi

Mr. Doshi is President and Chief Executive Officer of AlfaGene Bioscience, Inc. He has successfully initiated several companies and for the last ten years has been the Chief Executive Officer of Apogee Pharma. He has over 20 years of experience in the global generic pharmaceutical market. He is a trained chemist and seasoned entrepreneur with extensive experience in active pharmaceutical ingredients. He has more than twenty years of pharmaceutical and bio-tech industry experience; entering the generic pharmaceutical industry in 1988. He is Chairman and Managing Director of Apogee Pharma, Inc., a major importer of APIs (Active Pharmaceutical Ingredients). He works closely with his clients assisting them in bringing new generic drugs to market, including Barr Pharmaceuticals, DuPont Pharmaceuticals, Sandoz, Wyeth and Watson. He is also a major investor in a generic pharmaceutical company and is the founder of, and primary investor in, AlfaGene. He worked and managed extensively in the Pharmaceutical industry and created a multimillion dollar company. Mr. Doshi also serves as a philanthropist for various organizations.

Our Board believes that Mr. Doshi is well qualified to serve on the Board because of his experience in the global generic pharmaceutical market and his experience as a seasoned entrepreneur.

Narasimhan Mani

Dr. Mani is a healthcare professional with over 25 years of experience in the pharmaceutical industry. He most recently served as the President and Chief Executive Officer for Kesin Pharma Corporation, a Specialty Pharma company. His past experiences include serving as the Chief Executive Officer of Xiromed LLC, a Generics and Specialty drug product company and an affiliate of the Insud Pharma Group based in Madrid, Spain. His immediate role prior to this was as the VP, Global Corporate Strategy and BD, at Amneal Pharmaceuticals where he led all the company’s strategic initiatives across Global Strategy, Portfolio Management, Business Development and Commercial Operations. His previous experiences also include being the Corporate Finance and Strategic Planning Leader at Johnson & Johnson in New Brunswick, NJ in the pharmaceutical and medical device sectors. Dr. Mani’s journey in the pharmaceutical and healthcare sectors began with his B.S. in Pharmaceutical Sciences from BITS, Pilani, India which he completed in 1995. He moved to the US that same year for his graduate studies. His graduate degrees include M.S. Analytical Chemistry, from the University of Oklahoma, Norman in 1998, Ph.D. in Pharmaceutics, from the University of Georgia, Athens in 2003 and MBA in Finance and Marketing, from Columbia Business School, New York, NY in 2008. Dr. Mani is a self-made professional who grew through the ranks to become a respected leader in the pharmaceutical industry. He was the recipient of the 2021 Outstanding 50 Asian Americans in Business Award in September 2021.

Our Board believes that Dr. Mani is well qualified to serve on the Board because of his experience in the pharmaceutical industry.

Director Resignations

On May 30, 2024, Jeff Newell and Michael L. Peterson each voluntarily resigned as a directors of the Company. Each of their respective decisions to resign were not the result of any dispute or disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Mr. Newell and Mr. Peterson will receive full payment of their cash compensation through June 30, 2024, which is the end of our second quarter. Any previously issued but unvested shares fully vested on May 30, 2024.

Item 7.01. Regulation FD Disclosure.

On May 29, 2024, the Company issued a press release announcing its receipt of the Notice described in 3.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 29, 2024.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRxADE HEALTH, INC.

	By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer
Date: May 30, 2024